UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 14, 2017

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On June 14, 2017, Radiant Logistics, Inc. (the “Company,” “we” or “us”) entered into a USD$75.0 million revolving credit facility (the “Senior Credit Facility”) with Bank of America, N.A. (“BofA”) on its own behalf and as agent to the other lenders named therein, currently consisting of the Bank of Montreal (as the initial member of the syndicate under such loan) (together with BofA, the “Lenders”), pursuant to a Second Amendment to Amended and Restated Loan and Security Agreement (the “Senior Loan Agreement”). This replaces our prior USD$65.0 million facility with the Lenders. The Senior Credit Facility has a term of five years and is collateralized by a first-priority security interest in the accounts receivable and other assets of the Company and the other co-borrowers.  Borrowings under the Senior Credit Facility accrue interest (at the Company’s option), at the Lenders’ base rate plus 0.25% or LIBOR plus 1.25%, and can be subsequently adjusted based on the Company’s excess availability under the facility at the Lenders’ base rate plus 0.25% to 0.75% or LIBOR plus 1.25% to 1.75%. The Senior Credit Facility provides for advances of up to 85% of our eligible Canadian and domestic accounts receivable, and 75% of eligible accrued but unbilled domestic receivables and eligible foreign accounts receivable, all of which are subject to certain sub-limits, reserves and reductions.

The co-borrowers of the Senior Credit Facility include the following: (1) with respect to U.S. obligations under the Senior Credit Facility, Radiant Logistics, Inc., Radiant Global Logistics, Inc., Radiant Transportation Services, Inc., Radiant Logistics Partners LLC, Adcom Express, Inc., Radiant Customs Services, Inc., DBA Distribution Services, Inc., International Freight Systems (of Oregon), Inc., Radiant Off-Shore Holdings LLC, Green Acquisition Company, Inc., On Time Express, Inc., Clipper Exxpress Company, Radiant Global Logistics (CA), Inc., Radiant Trade Services, Inc., Service by Air, Inc., and Highways & Skyways, Inc.; and (2) with respect to Canadian obligations under the Senior Credit Facility, Wheels International, Inc., 1371482 Ontario, Inc., Wheels MSM Canada Inc., 2062698 Ontario Inc., Associate Carriers Canada Inc. and Wheels Associate Carriers Inc. As co-borrowers under the Senior Credit Facility, the accounts receivable of the foregoing entities will become eligible for inclusion within the overall borrowing base of the Company and all borrowers will be responsible for repayment of the debt associated with applicable advances (U.S. or Canadian) under the Senior Credit Facility. In addition, we and our U.S. subsidiaries will guarantee both the U.S. and Canadian obligations under the Senior Credit Facility, while our Canadian subsidiaries will guarantee only the Canadian obligations under the Senior Credit Facility.

The terms of the Senior Credit Facility are subject to a financial covenant which may limit the amount otherwise available under such facility. The covenant requires us to maintain a basic fixed charge coverage ratio of at least 1.0 to 1.0 during any period (the “Trigger Period”) in which we are in default under the Senior Credit Facility, if total availability falls below $10 million or if U.S. availability is less than $6 million.

Under the terms of the Senior Credit Facility, we are permitted to make additional acquisitions without the consent of the Lenders only if certain conditions are satisfied. The conditions imposed by the Senior Credit Facility for acquisitions include the following: (1) the absence of an event of default under the Senior Credit Facility, (2) the acquisition must be consensual; (3) the company to be acquired must be in the transportation and logistics industry, located in the United States or certain other approved jurisdictions, and have a positive EBITDA for the 12 month period most recently ended prior to such acquisition, (4) no debt or liens may be incurred, assumed or result from the acquisition, subject to limited exceptions, and (5) after giving effect for the funding of the acquisition, we must (a) maintain a minimum fixed charge coverage ratio of 1.1 to 1.0., and (b) have availability under the Senior Credit Facility of at least the greater of 15% of the U.S.-based borrowing base and Canadian-based borrowing base or $15.0 million, and U.S. availability of at least $10.0 million. In the event that we are not able to satisfy the conditions of the Senior Credit Facility in connection with a proposed acquisition, we must either forego the acquisition, obtain the consent of the Lenders, or retire the Senior Credit Facility. This may limit or slow our ability to achieve the critical mass we may need to achieve our strategic objectives.

In addition, we are also permitted to repurchase our preferred or common stock so long as after giving effect for the transaction, we maintain either (1) (a) $20.0 million in availability under the Senior Credit Facility and (b) U.S. availability of at least $12.5 million or (2) (a) a minimum availability under the Senior Credit Facility of the greater of (i) $15.0 million or (ii) 15% of the gross availability under the Senior Credit Facility, (b) U.S. availability of at least $10 million, and (c) a minimum fixed charge coverage ratio of 1.1 to 1.0.

Concurrent with new Senior Credit Facility, we also secured a commitment for an additional CAD$10.0 million senior secured Canadian term loan from Integrated Private Debt Fund V LP (the “IPD V Term Loan”).  The IPD V Term Loan will amortize monthly over a seven year period and carries an interest rate of 6.65%.

The foregoing description of the Senior Credit Facility is qualified in its entirety by reference to the full text of the Senior Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein. The Senior Loan Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01Other Events.

On June 14, 2017, we issued a press release announcing the Senior Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits.

No.	Description

10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated June 14, 2017, by and among Bank of America, N.A., Bank of Montreal and Radiant Logistics, Inc.
99.1	Press Release, dated June 14, 2017 announcing the Senior Credit Facility

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: June 20, 2017	By:	/s/ Todd Macomber
Todd Macomber
Senior Vice President and Chief Financial Officer